UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 4, 2015

(Exact name of registrant as specified in its charter)

Nevada	000-53755	26-1639141
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8965 S Eastern Ave. Ste 120E, Las Vegas, NV 89123

(Address of principal executive offices) (zip code)

(877) 871-6400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

The information set forth in Item 5.02 is incorporated by reference into this Item 3.02.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2015, National Automation Services, Inc. (the “Company”) appointed two new directors, John Merkel and Brent Robbins.

John Merkel, 54, an engineer, has held upper management positions in many oil and gas production companies over his 25 plus year career. Since 2012, Mr. Merkel has served as a Drilling Superintendent for Triangle Petroleum Corporation, a vertically integrated energy company, where he oversees all aspects of well site drilling. Prior to that from 2011 to 2012, Mr. Merkel served as Wellsite Supervisor for Fidelity Exploration & Production Company, an oil and gas company that is part of the MDU Resources Group, where he supervised onsite drilling operations. From 2006 to 2011, Mr. Merkel served in a variety of drilling operations/engineering roles for Anardarko Petroleum Corporation, one of the largest independent exploration and production companies. Prior to this, Mr. Merkel has served in supervision/engineering roles with Northwestern Energy and Montana Power Company. Mr. Merkel holds a B.S. and M.S. in Petroleum Engineering from Montana Tech. Mr. Merkel is qualified to serve on our board due to his engineering experience.

Brent Robbins, 54, a CPA, brings over 25 years of accounting experience in the oilfield, construction, banking, securities, insurance, technology, entertainment and healthcare industries. Since 2010, Mr. Robbins has been principal of his own accounting practice where he specializes in tax planning and preparation, providing CFO services, and business consulting. Prior to that, Mr. Robbins served in a variety of accounting roles including serving as tax manager, CFO for hire and principal of an accounting practice. Mr. Robbins began his accounting career at KPMG in the tax department. Mr. Robbins obtained a B.S. in Accounting from Brigham Young University and graduated from the University of Utah with a Masters of Professional Accountancy in Taxation. Mr. Robbins is qualified to serve on our board due to his accounting experience.

Messrs. Merkel and Robbins have no family relationship with any of the Company’s executive officers or directors. There are no arrangements or understandings between Messrs. Merkel and Robbins and any other person pursuant to which each was appointed as director. There have been no related party transactions in the past two years in which the Company was or is to be a party, in which Messrs. Merkel and Robbins have, or will have, a direct or indirect material interest.

On June 4, 2015, the Company’s board of directors authorized the issuance of 100,000 shares of common stock to each of Messrs. Merkel and Robbins in consideration of services to the board of directors.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended since, among other things, the transactions did not involve a public offering.

Item 8.01   Other Events.

On June 9, 2015, the Company issued a press release announcing the appointment of Mssrs. Merkel and Robbins. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release dated June 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2015	National Automation Services, Inc.

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer